                      MRS. FIELDS' HOLDING COMPANY, INC.
                         DIRECTOR STOCK PURCHASE PLAN


1    Purpose.
     -------

          The purpose of the MRS. FIELDS' HOLDING COMPANY, INC. Director Stock Purchase Plan (the "Plan") is to align the interests of outside directors of MRS. FIELDS' HOLDING COMPANY, INC., a Delaware corporation (the "Company"), and its subsidiaries, with those of the stockholders of the Company; and to attract, motivate and retain as directors the best available individuals.

2    Definitions.
     -----------

          The following terms, as used herein, shall have the following meanings:


     (a) "Capricorn" shall mean Capricorn Investors II, L.P. together with any affiliated persons.

     (b) "Change of Control" shall mean the earliest to occur of (i) a transaction in which Capricorn's equity investment in the Company is reduced (including through the operation of a merger in which the Company is not the surviving corporation and the Common Stock is converted into the right to receive cash or other property) such that Capricorn is no longer the largest equity investor in the Company or
          (ii) a sale by the Company or MFOC of all or substantially all of its assets.

     (c) "Common Stock" shall mean the Common Stock, par value $.01 per share, of the Company.

     (d)  "Company" shall mean MRS. FIELDS' HOLDING COMPANY, INC.

     (e) "MFOC" shall mean Mrs. Fields' Original Cookies, Inc., the Company's subsidiary.

     (f) "Participant" shall mean Capricorn and each of the directors of the Company indicated on Annex A hereto.

     (g)  "Plan" shall have the meaning set forth in Section 1 hereof.

     (h) "Restricted Shares" shall mean the shares of Common Stock granted to each Participant as indicated on Annex A hereto, which are subject to vesting as to each Participant, with 50% of the shares vesting on January 1, 1999 and the other 50% of the shares vesting on January 1, 2000, subject to early vesting of all shares upon the occurrence of a Change of Control.

     (i) "Vested Shares" shall mean the shares of Common Stock purchased by each Participant as indicated on Annex A hereto.

3    Issuance of Shares of Common Stock.
     -----------------------------------

          Shares of Common Stock being issued under the Plan include Vested Shares, as to which each Participant is paying (or in the case of Capricorn is deemed to have paid) the amount in cash indicated on Annex A, and Restricted Shares, which each Participant is being granted in consideration of such Participant's cash investment in Vested Shares. The number of Vested Shares and Restricted Shares for each Participant is set forth on Annex A hereto.

4    General Provisions.
     ------------------

          (a)  Compliance with Legal Requirements.  The Plan and the other
               ----------------------------------
obligations of the Company under the Plan shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental authority or agency as may be required. The Company, in its discretion, may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Common Stock in compliance with applicable laws, rules and regulations.

          (b)  No Right To Continued Service.  Nothing in the Plan shall confer
               -----------------------------
upon any Participant the right to continue as a director of the Company or any of its subsidiaries or to be entitled to any remuneration or benefits not set forth in the Plan or to interfere with or limit in any way the right of the Company or its shareholders to terminate such Participant's status as a director.

          (c)  Withholding Taxes.  Where a Participant or other person is
               -----------------
entitled to receive shares of Common Stock pursuant to the vesting of Restricted

Shares, the Company shall have the right to require the Participant or such other person to pay to the Company the amount of any taxes which the Company may be required to withhold before delivery to such Participant or other person of a certificate or certificates representing such shares.

          A Participant may satisfy any such withholding tax obligation by any of the following methods, or by a combination of such methods: (a) tendering a cash payment or (b) delivering to the Company previously acquired shares of Common Stock (none of which shares may be subject to any claim, lien, security interest, community property right or other right of spouses or present or former family members, pledge, option, voting agreement or other restriction or encumbrance of any nature whatsoever) having an aggregate fair market value, determined by the Committee as of the date the withholding tax obligation arises, equal to the amount of the total withholding tax obligation.

          (d)  Amendment and Termination of the Plan.  The Board may at any time
               -------------------------------------
and from time to time alter, amend, suspend, or terminate the Plan in whole or in part. Notwithstanding the foregoing, subject to the other provisions of the Plan, no amendment shall affect adversely any of the rights of any Participant, without such Participant's consent.

          (e)  Unfunded Status of Awards.  The Plan is intended to constitute an
               -------------------------
"unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to the Plan, nothing contained in the Plan shall give any such Participant any rights that are greater than those of a general creditor of the Company.

          (f)  Governing Law.  The Plan and all determinations made and actions
               -------------
taken pursuant hereto shall be governed by the laws of the State of New York without giving effect to the conflict of laws principles thereof.

          (g)  Beneficiary.  A Participant may file with the Board a written
               -----------
designation of a beneficiary on such form as may be prescribed by the Board and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant's estate shall be deemed to be the grantee's beneficiary.

                                                                         ANNEX A

------------------------------------------------------------------------------------------
   Name                          Amount Paid              Vested              Restricted
------------------------------------------------------------------------------------------
Larry Hodges                      $250,000                25,000                 5,000
------------------------------------------------------------------------------------------
Peter Mullin                      $100,000                10,000                 5,000
------------------------------------------------------------------------------------------
Richard Ferry                     $ 66,667                 6,667                 3,333
------------------------------------------------------------------------------------------
Walker Lewis                      $ 50,000                 5,000                 2,500
------------------------------------------------------------------------------------------
Gilbert Osnos                     $ 50,000                 5,000                 2,500
------------------------------------------------------------------------------------------
Herbert Winokur, Jr.*                                                            5,000
------------------------------------------------------------------------------------------
Nat Gregory*                                                                     5,000
------------------------------------------------------------------------------------------

*  Issued to Capricorn Investors II, L.P.

                                       4